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                                                                    EXHIBIT 23-F

               CONSENT OF CREDIT SUISSE FIRST BOSTON CORPORATION

    We hereby consent to the inclusion of our opinion letter, dated January 19, 1998, to the Board of Directors of The St. Paul Companies, Inc. (the "Company") as Annex C to the Joint Proxy Statement/ Prospectus of the Company and USF&G Corporation which is part of the Registration Statement of the Company on Form S-4 (the "Registration Statement") relating to the proposed merger involving the Company, SP Merger Corporation, a wholly owned subsidiary of the Company, and USF&G Corporation and references made to such opinion under the captions "Summary--The Merger--Opinions of Financial Advisors," "The Merger--Reasons for the Merger; Recommendations of the Boards of Directors" and "The Merger--Opinions of Financial Advisors" in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for the purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ WILLIAM J. EGAN
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    Name: William J. Egan
    Title: Managing Director

February 26, 1998